Exhibit 3.01

DELAWARE

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MEDIFY SOLUTIONS LIMITED” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF SEPTEMBER, A.D. 2004, AT 9:34 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BLOG8, INC.” TO “SECURITEYES INTERNATIONAL INC.”, FILED THE SECOND DAY OF DECEMBER, A.D. 2004, AT 3:04 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SECURITEYES INTERNATIONAL INC.” TO “MEDIFY SOLUTIONS LIMITED”, FILED THE ELEVENTH DAY OF FEBRUARY, A.D. 2005, AT 2:21 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “MEDIFY SOLUTIONS LIMITED”.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of state

DATE: 04-24-07

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: BLOG8, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is THE COMPANY CORPORATION.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 450,000,000 shares of common stock with a par value of ($.0001), and 50,000,000 shares of preferred stock with a par value of ($.0001).

The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the board of directors.

FIFTH: The name and address of the incorporator is as follows:

Angela Norton

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws. SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any branch of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment,

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 20th day of September, 2004.

/s/ Angela Norton
Name: Angela Norton Incorporator